QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

2011 STOCK INCENTIVE PLAN

    Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company's business.

    Definitions. As used herein, the following definitions shall apply:

      "Administrator" means a Committee of the Board designated by the Board consisting of two or more persons, all of whom qualify as non-employee directors (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) and as "independent" within the meaning of the rules of any applicable stock exchange or similar authority. The Board has designated the Compensation Committee to serve as the initial Administrator.

      "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

      "Assumed" means that (i) pursuant to a Corporate Transaction defined in Section 2(m)(i) or 2(m)(iii), the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction or (ii) pursuant to a Corporate Transaction defined in Section 2(m)(ii), 2(m)(iv) or 2(m)(v) or a Related Entity Disposition, the Award is expressly retained or assumed and continued (and not simply by operation of law) by the Company or its Parent in connection with such Corporate Transaction. The Award shall not be deemed "Assumed" for purposes of terminating the Award (in the case of a Corporate Transaction) and the termination of the Continuous Service of the Grantee (in the case of a Related Entity Disposition) if pursuant to a Corporate Transaction or a Related Entity Disposition the Award is replaced with a comparable award with respect to shares of capital stock of the successor entity or its Parent. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

      "Award" means the grant of an Option, Restricted Stock, or other right or benefit under the Plan.

      "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

      "Board" means the Board of Directors of the Company.

      "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company, or Related Entity (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

      "Code" means the Internal Revenue Code of 1986, as amended, and all regulations, interpretations and administrative guidance issued thereunder.

      "Common Stock" means the voting common stock of the Company (and expressly excludes the Series B non-voting common stock of the Company).

      "Company" means Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation.

      "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or a Subsidiary to render consulting or advisory services to the Company or Subsidiary so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's or Subsidiary's securities in a capital raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company's or Subsidiary's securities.

      "Continuous Service" means that the provision of services to the Company or Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) any transfer from the Company to a Related Entity or vice versa, or (ii) any change in status as long as the individual remains in the service of the Company in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3)-month period.

      "Corporate Transaction" means any of the following transactions:

        a merger or consolidation in which the Company is not the surviving entity, unless, immediately following that merger or consolidation, all or substantially all of the persons who were the beneficial owners of the voting securities of the Company immediately prior to that merger or consolidation beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from that merger or consolidation in substantially the same proportions relative to each other as their ownership, immediately prior to that merger or consolidation, of the voting securities of the Company;

        the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) unless such sale, transfer or other disposition is pursuant to a merger, consolidation or reorganization that would not cause a Corporate Transaction under clauses (i), (iii) or (iv) of this Section 2(m);

        the complete liquidation or dissolution of the Company, except pursuant to a merger, consolidation or reorganization that would not cause a Corporate Transaction under clauses (i), (ii) or (iv) of this Section 2(m);

        any reverse merger in which the Company is the surviving entity unless, immediately following that reverse merger, all or substantially all of the persons who were the beneficial owners of the voting securities of the Company immediately prior to that reverse merger beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from that reverse merger in substantially the same proportions relative to each other as their ownership, immediately prior to that reverse merger, of the voting securities of the Company; or

        acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; and provided that for purposes of this clause (v), a Corporate Transaction will not be deemed to have occurred if the accumulation of more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities results from any acquisition of voting securities by any person pursuant to a merger, consolidation or reorganization that would not cause a Corporate Transaction under clauses (i), (ii), (iii) or (iv) of this Section 2(m);

      "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

      "Director" means a member of the Board or the board of directors of any Subsidiary.

      "Disability" means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

      "Employee" means any person, including an Officer or Director, who is in the employ of the Company or any Subsidiary and subject to the control and direction of the Company or any Subsidiary as to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company or Subsidiary shall not be sufficient to constitute "employment" by the Company.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" means, as of any date, the value of Common Stock determined as follows (and in all cases determined without regard to any restriction other than a restriction which, by its terms, will never lapse):

        If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported), as reported by Bloomberg LP or such other source as the Administrator deems reliable;

        If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

        In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

      The Fair Market Value that the Administrator determines shall be final, binding and conclusive on the Company, any Related Entity and each Grantee. Fair Market Value relating to the exercise price or base price of any Option or Award in the nature of purchase rights shall conform to the requirements for exempt stock rights under Code Section 409A.

      "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

      "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

      "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

      "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

      "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      "Performance-Based Compensation" means compensation qualifying as "qualified performance-based compensation" under Section 162(m) of the Code.

      "Plan" means this Stock Incentive Plan.

      "Related Entity", as it relates to any limitations or requirements with respect to Incentive Stock Options, means any Parent or Subsidiary of the Company. Related Entity otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, fifty percent (50%) shall be substituted for eighty percent (80%) under such Code Sections and the related regulations.

      "Related Entity Disposition" means the sale, distribution or other disposition by the Company or a Parent or a Subsidiary of the Company of all or substantially all of the interests of the Company or a Parent or a Subsidiary of the Company in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company or a Parent or a Subsidiary of the Company.

      "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

      "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

      "Share" means a share of the Common Stock.

      "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

    Stock Subject to the Plan.

      Subject to the provisions of Section 10, below, the aggregate number of Shares which may be issued under the Plan pursuant to all Awards (including Incentive Stock Options) is three million one hundred thousand (3,100,000) Shares, plus an annual increase to be added on the first day of each fiscal year of the Company, beginning with its 2013 fiscal year, equal to the lesser of (x) 500,000 Shares, (y) percent (3%) of the number of Shares outstanding as of such first day of each fiscal year or (z) lesser number of Shares determined by the Administrator. Notwithstanding the foregoing, subject to the provisions of Section 10, below, of the number of Shares specified above, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be three million one hundred thousand (3,100,000) Shares, plus an annual increase to be added on the first day of each fiscal year of the Company, beginning with its 2013 fiscal year, equal to the lesser of (x) 500,000 Shares, (y) percent (3%) of the number of Shares outstanding as of such first day of each fiscal year, or (z) a lesser number of Shares determined by the Administrator. Notwithstanding any change in the Company's fiscal year during the term of this Plan, in no event will an increase in Shares be permitted under this Section (a) in more than nine (9) fiscal years. The shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

      Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, such Shares shall become available for future grant under the Plan.

    Administration of the Plan.

      Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

        to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

        to determine whether and to what extent Awards are granted hereunder;

        to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

        to approve forms of Award Agreements for use under the Plan;

        to determine the terms and conditions of any Award granted hereunder;

        to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

        to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

        to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

        to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

      Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

      Prohibition on Repricings and Substitutions. Except as provided in this Section 4(c), in no event shall any new Awards be issued in substitution for outstanding Awards previously granted under the Plan, nor shall any repricing (within the meaning of US generally accepted accounting practices or any applicable stock exchange rule) of Awards issued under the Plan be permitted at any time under any circumstances, in each case unless the shareholders of the Company expressly approve such substitution or repricing. Notwithstanding the foregoing, the Administrator may authorize the issuance of Awards in substitution for outstanding Awards, provided such substituted Awards are for a number of shares of Common Stock no greater than the number included in the original award, have an exercise price or base price (if applicable) at least as great as the exercise price or base price of the substituted award, and the effect of the substitution is (A) solely to add restrictions (such as performance conditions) to the award or (B) to provide a benefit to the Company (and not the Grantee), such as substitutions performed for the purpose of permitting the Awards to qualify as "qualified performance based compensation" for purposes of Section 162(m) of the Code). Any such substitution shall be consistent with Code Section 409A so as not to result in an Award that is otherwise exempt from Code Section 409A becoming subject to Code Section 409A or so as to result in a prohibited acceleration or deferral of an Award that is subject to Code Section 409A.

    Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

    Terms and Conditions of Awards.

      Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of Shares or an Option.

      Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

      Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, or achievement of objectively measurable personal management objectives, or with respect to any Award that is not intended to be Performance-Based Compensation, any other measure of performance selected by the Administrator. The performance conditions, generally may be measured on a Company, Related Entity, product, division, business unit, service line, segment or geographic basis, individually, alternatively or in any combination, subset or component thereof. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. With respect to any Award to a Covered Employee intended to qualify as Performance-Based Compensation, the performance criteria must be objectively determinable performance criteria (i) that are established in writing (a) at the time of grant or (b) no later than the earlier of (x) ninety (90) days after the beginning of the period of service to which they relate and (y) before the lapse of twenty-five percent (25%) of the period of service to which they relate; (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Additionally, the amount of the Award that is conditioned on satisfaction of the performance criteria also must be established within the timeframes described in clause (i) of the preceding sentence. With respect to any such Award intended to qualify as Performance-Based Compensation, the Committee shall certify in writing that any performance criteria have been satisfied to the extent necessary to comply with Section 162(m) of the Code and the regulations thereunder. To constitute Performance-Based Compensation, the performance conditions may not include solely the mere continued employment of the Covered Employee. However, the Award may be conditioned on continued employment in addition to the performance conditions described above. The Administrator shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining a Grantee's right to, and the settlement of, an Award that is conditioned on satisfaction of the performance conditions. In determining if the performance conditions have been achieved, the Administrator may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, Related Entity or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award Agreement. Additionally, in determining if such performance conditions have been achieved, the Administrator also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, or (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results. To the extent any such adjustments would affect Awards, the intent is that they shall be in a form that allows the Award to continue to meet the requirements of Performance-Based Compensation. Notwithstanding the foregoing, the Administrator in its discretion may grant Awards to Covered Employees and other Grantees that are not intended to be Performance-Based Compensation.

      Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

      Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

      Individual Award Limit. The maximum number of Shares with respect to which an Award may be granted to any Grantee in any fiscal year of the Company shall be six hundred thousand (600,000) Shares (with such amount pro-rated to reflect any fiscal year of less than 12-months). In connection with a Grantee's commencement of Continuous Service, a Grantee may be granted Awards for up to an additional four hundred thousand (400,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 9, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Award is canceled or forfeited, the number of Shares covered by the canceled or forfeited Award shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Award shall be treated as the cancellation of the existing Award and the grant of a new Award.

      Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

      Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

      Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards may be transferred by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee's Immediate Family to the extent and in the manner permitted by the Administrator, but only to the extent the transferee is in a class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell Shares issuable pursuant to the Award.

      Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award and establishes the number of Shares subject thereto and the exercise or purchase price of such Award. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted on or within a reasonable time after the date of such grant.

    Award Exercise or Purchase Price, Consideration and Taxes.

      Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

        In the case of an Incentive Stock Option:

          granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

          granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

        In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

        In the case of Restricted Stock, the Administrator shall establish the purchase price, which may be zero ($0).

        Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

      Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

        cash;

        check;

        delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate (but with such interest rate that would not result in an accounting compensation charge with respect to the use of a promissory note unless otherwise determined by the Administrator);

        surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

        with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

        any combination of the foregoing methods of payment.

      Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations. The Administrator, in its sole and absolute discretion, may authorize the Grantee's payment of the applicable tax withholding obligations by any of the methods available for payment of Shares described in Section 7(b), except that Shares already owned may be used to pay for applicable tax withholdings only to the extent of the minimum required withholding amounts.

    Exercise of Award.

      Procedure for Exercise; Rights as a Stockholder.

        Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

        An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment is received for the Shares with respect to which the Award is exercised and the applicable tax withholding obligations thereon, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 9, below.

      Exercise of Award Following Termination of Continuous Service.

        An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

        Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

        Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options after the Grantee ceases to be an Employee shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement. In no event shall the Company be liable to any Grantee or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an Incentive Stock Option for any reason does not qualify as an Incentive Stock Option.

        A Grantee shall notify the Company of any sale or other disposition of Shares acquired pursuant to an Option that was designated an Incentive Stock Option if such sale or disposition occurs (a) within two (2) years of the grant of the Option or (b) within one (1) year of the issuance of Shares to the Grantee (subject to any changes in such time periods as set forth in Code Section 422(a)). Such notice shall be in writing and directed to the Secretary of the Company.

    Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares effected without receipt of consideration by the Company or (ii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not require any adjustments pursuant to this Section 9. Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to this Plan or any Award, except in connection with an event described in clause (i) above. Any such adjustments shall be in accordance with the applicable provisions of Code Sections 162(m), 409A and 424, to the extent applicable.

    Corporate Transactions/Related Entity Dispositions.

      Termination of Award to Extent Not Assumed.

        Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate without any payment for such Award (whether or not then vested). However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

        Related Entity Disposition. Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, there shall be a deemed termination of Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable only in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall not be deemed to terminate as to the portion of any such award that is Assumed.

      Acceleration of Award Upon Corporate Transaction /Related Entity Disposition. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition or at the time of an actual Corporate Transaction or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Related Entity Disposition, on such terms and conditions as the Administrator may specify. With respect to any Award that continues in effect after a Corporate Transaction or Related Entity Disposition, the Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Related Entity Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.

      Effect of Acceleration on Incentive Stock Options. The portion of any Incentive Stock Option accelerated under this Section 90 in connection with a Corporate Transaction or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

    Effective Date and Term of Plan. The Plan shall become effective upon approval by the Board and its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years from the date the Plan is adopted, or if earlier, ten (10) years from the date of stockholder approval, whichever is earlier, unless sooner terminated. Subject to Section 16, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

    Amendment, Suspension or Termination of the Plan.

      The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment prior to such Plan amendment becoming effective in such a manner and to such a degree as required by Applicable Laws.

      No Award may be granted during any suspension of the Plan or after termination of the Plan.

      Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

      No provision of this Section 12 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

    Reservation of Shares.

      The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or Related Entity to terminate the Grantee's Continuous Service at any time, with or without cause, and with or without notice.

    No Effect on Retirement and Other Benefit Plans. Except as otherwise provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any such retirement or other benefit plan of the Company or Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

    Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. No Awards may be granted prior to approval of the Plan by the Board and the stockholders.

    Securities Matters.

      The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all Applicable Laws and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

      The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all Applicable Laws and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws or the rules or regulations of any exchange on which the Shares are then listed for trading. The Company shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Grantee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

      As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

      A Grantee shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law or any applicable claw-back or recoupment policy of the Company or any of its Related Entities requires such forfeiture or reimbursement.

    Compliance with Section 409A. It is intended that Awards that are granted under the Plan shall be exempt from treatment as "deferred compensation" subject to Code Section 409A unless otherwise specified by the Administrator. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Code Section 409A unless otherwise specified by the Administrator. To the extent the Administrator desires to grant an Award that is subject to Code Section 409A, the Award Agreement shall provide for the permissible payment event and shall contain such other provisions (including the six-month delay for amounts payable to a "specified employee" on separation from service, if applicable) as are intended to reflect compliance with Code Section 409A. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any other provision hereof, the Administrator may amend any outstanding Award without Participant's consent if, as determined by the Administrator, in its sole discretion, such amendment is required either to (a) confirm exemption under Code Section 409A, (b) comply with Code Section 409A or (c) prevent the Grantee from being subject to any tax or penalty under Code Section 409A. Notwithstanding the foregoing, however, neither the Company nor any Related Entity nor the Administrator shall be liable to a Grantee or any other person if an Award that is subject to Code Section 409A or the Grantee or any other person is otherwise subject to any additional tax, interest or penalty under Code Section 409A. Each Grantee is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.